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                              INDEX TO EXHIBITS

EXHIBIT                                                           TRANSMISSION
NUMBER                             EXHIBIT                           METHOD
- -------                            -------                        ------------

  1            Form of Underwriting Agreement.                    Electronic

 4(a)          Restated Articles of Incorporation of the              ---
               Company, as amended (incorporated herein by reference to Exhibit 3(a) to the Company's
               Annual Report on Form 10-K for the year
               ended December 31, 1993.

 4(b)          Form of Resolution providing for the               Electronic
               establishment of the terms of a series of the New Preferred Stock.

 5             Opinion of Vinson & Elkins L.L.P. as to the        Electronic
               legality of the New Preferred Stock.

12(a)          Statement re: computation of Ratio of Earnings     Electronic
               to Combined Fixed Charges and Preferred
               Dividends for the five years ended December 31, 1993.

23(a)          Consent of Arthur Andersen & Co.                   Electronic

23(b)          Consent of Vinson & Elkins L.L.P. (contained           ---
               in Exhibit 5 above).

24             Power of Attorney (included on the signature           ---
               page of this Registration Statement).

26             Form of Invitation for Competitive Bids.           Electronic